EXHIBIT 99.1

                     AMENDMENT NO. 1 TO OPERATING AGREEMENT


                  This Amendment No.1 ("Amendment") dated as of December 6, 2001 to the Operating Agreement of MILPI Holdings, LLC (the "Company") dated as of December 13, 2000 (the "Operating Agreement"), is made by and among the persons listed on the signature page hereto (such persons and their respective successors in office or interest being hereafter referred to individually as a "Member" or collectively as the "Members").

                  WHEREAS, pursuant to the Operating Agreement, each Member has agreed to make capital contributions to the Company at such times and in such amounts as may be requested and in accordance with the capital contribution percentages set forth in Schedule A of the Operating Agreement; and

                  WHEREAS, the Members desire to amend the Operating Agreement to provide that two of its Members, AFG Investment Trusts A and B, will not participate in any future capital contributions to the Company and to amend the capital contribution obligations of the other two Members, AFG Investment Trusts C and D.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                  1. Amendment of Section 6.2. Section 6.2 of the Agreement is hereby amended by

                           (a) inserting the word "initial" before the words
"capital commitment" in the first and second sentences thereof and inserting the word "Initial" before the words "Capital Commitment" in the first sentence thereof; and

                           (b) inserting the words ", in accordance with such
Member's Capital Contribution Percentage set forth on Schedule A," before the words "at such times...."

                  2. Amendment of Schedule A. Schedule A is hereby amended in its entirety and replaced with the new form of Schedule A attached hereto.

                  3. No Other Amendments. Except as expressly set forth herein, all terms and provisions of the Operating Agreement shall remain unchanged and in full force and effect.

                  4. Defined Terms. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Operating Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



                             AFG INVESTMENT TRUST A


                             By:  AFG ASIT Corporation, its Managing Trustee


                             By:/s/James A. Coyne
                             ---------------------------------------
                             Name:  James A. Coyne
                             Title:  Senior Vice President


                             AFG INVESTMENT TRUST B


                             By:  AFG ASIT Corporation, its Managing Trustee


                             By:/s/James A. Coyne
                             ---------------------------------------
                             Name:  James A. Coyne
                             Title:  Senior Vice President


                             AFG INVESTMENT TRUST C


                             By:  AFG ASIT Corporation, its Managing Trustee


                             By:/s/James A. Coyne
                             ---------------------------------------
                             Name:  James A. Coyne
                             Title:  Senior Vice President


                             AFG INVESTMENT TRUST D


                             By:  AFG ASIT Corporation, its Managing Trustee


                             By:/s/James A. Coyne
                             ---------------------------------------
                             Name:  James A. Coyne
                             Title:  Senior Vice President


                                                        MILPI HOLDINGS, LLC

                                                            SCHEDULE A

                                                             MEMBERS



                                Initial          Initial        Initial Capital       Revised       Revised Capital
     Name and                   Capital          Capital         Contribution         Capital        Contribution       Membership
Address of Member*            Commitment       Contribution     Percentage (1)       Commitment     Percentage (2)     Interest (3)
----------------------       -------------    --------------   ----------------     ------------   -----------------  -------------

AFG Investment Trust A          $3,000,000        $200,000           10%              $2,613,860           0%              8.55%

AFG Investment Trust B          $6,000,000        $400,000           20%              $5,277,720           0%             17.25%

AFG Investment Trust C         $10,200,000        $680,000           34%             $11,321,043          50%             37.10%

AFG Investment Trust D         $10,800,000        $720,000           36%             $11,321,043          50%             37.10%

   TOTAL                       $30,000,000      $2,000,000          100%             $30,533,666         100%            100.00%


--------------------------------------
*     Address for each of the Trusts is 88 Broad Street, Sixth Floor, Boston, MA
      02110

(1) Represents the capital contribution percentage for the Initial Capital Contribution made on or about December 21, 2000 and for the second capital contribution made on or about February 7, 2001.

(2) Represents the capital contribution percentage for all capital contributions commencing with the third capital contribution.

(3) Represents the membership interests of the Members from and after the time of the third capital contribution.